UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(Sae or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, STG Group, Inc. (“STG,” “we” or the “Company”) and Paul A. Fernandes, President of the Company and our principal executive officer, entered into a Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Fernandes will retire as President of the Company on the earliest of (i) December 31, 2016, (ii) a date agreed upon by the Company and Mr. Fernandes, or (iii) provided that the Company provides at least one month’s advance written notice, a date specified by the Company (the “Termination Date”).

Pursuant to the terms of the Separation Agreement and Mr. Fernandes’ Employment Agreement with the Company, Mr. Fernandes will receive the following from the Company:

(1)	normal post-termination compensation and benefits in connection with the Company’s retirement, insurance and other compensation or benefit plans or programs;

(2)	his accrued but unpaid base salary as of the Termination Date; and

(3)	in consideration of, and contingent upon, a general release to be executed by Mr. Fernandes becoming effective, severance payments of $601,128 (which is 18 months of his base salary) payable over the twelve months following the Termination Date.

Item 7.01.	Regulation FD Disclosure.

On July 7, 2016, the Company issued a press release announcing the retirement of Mr. Fernandes. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: July 7, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated July 7, 2016.